EXHIBIT 10.3


                            AMENDMENT AND TERMINATION
                                       OF
                 IMPLANTABLE CARDIOVERTER DEFIBRILLATOR PRODUCT
                       MANUFACTURING AND SUPPLY AGREEMENT

            THIS AMENDMENT AND TERMINATION is entered into this 11th day of May, 1999 by and between Angeion Corporation, a Minnesota corporation ("Angeion"), and ELA* Angeion, LLC, a Delaware limited liability company (the "Company").

                                    RECITALS

            WHEREAS, Angeion and ELA Medical, Inc., a Delaware corporation ("ELA") entered into a joint venture to market and sell cardiac stimulation and related devices manufactured by ELA and Angeion in the United States (the "Business").

            WHEREAS, in connection with the joint venture, Angeion and ELA formed the Company (formerly known as Angellan Medical Systems, LLC), by entering into the Limited Liability Company Operating Agreement of Angellan Medical Systems, LLC dated December 9, 1997 (the "Operating Agreement").

            WHEREAS, Angeion and the Company entered into an Implantable Cardioverter Defibrillator Product Manufacturing and Supply Agreement dated December 9, 1997 (the "Angeion Supply Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Angeion Supply Agreement).

            WHEREAS, pursuant to a Withdrawal Agreement between Angeion and ELA of even date herewith, Angeion has withdrawn from the Company and ELA has assumed certain obligations of Angeion.

            WHEREAS, pursuant to Section 10.1 of the Operating Agreement, the Angeion Supply Agreement is terminated as a result of Angeion's withdrawal from the Company, except as to Angeion's Current Products (as hereinafter defined).

            WHEREAS, Angeion and the Company wish to acknowledge the termination of the Angeion Supply Agreement, except as to Angeion's Current Products, and to amend the Angeion Supply Agreement to clarify the obligations and rights of each other from and after the Effective Date (as hereinafter defined) under the Angeion Supply Agreement with respect to Angeion's Current Products.

            NOW, THEREFORE, in consideration of the mutual premises set forth herein and other good and valuable consideration, the parties hereto hereby agree as follows:

                                    ARTICLE I
                     TERMINATION OF ANGEION SUPPLY AGREEMENT

            1.1 Termination of Future Products Due to Angeion Withdrawal. The parties agree and acknowledge that, in accordance with Section 10.1 of the Angeion Supply Agreement, the Angeion Supply Agreement is terminated, null and void and of no further force and effect except as to Angeion's Current Products from and after the date of this Agreement (the "Effective Date").

            1.2 Survivability as to Future Products. Notwithstanding Section
13.7 of the Angeion Supply Agreement, the parties agree and acknowledge that none of the provisions of the Angeion Supply Agreement shall have any force or effect as to Products other than the model series of Products supplied to the Company by Angeion under the Angeion Supply Agreement as of the Effective Date, including the model series 2010 ICD, the model series 2020 ICD, the model series 4020 lead, the model series 4040 lead, the model series 4080 lead, the model series 4090 lead and the model series 3000 programmer (collectively "Angeion's Current Products").


                                   ARTICLE II
                      AMENDMENT OF ANGEION SUPPLY AGREEMENT

            2.1 Incorporation of Angeion Supply Agreement. The rights and obligations of the parties with respect to Angeion's Current Products as of the Effective Date shall be governed by the terms and conditions of the Angeion Supply Agreement as amended herein. Unless otherwise expressly amended herein, the provisions of the Angeion Supply Agreement are hereby ratified with respect to Angeion's Current Products as of the Effective Date.

            2.2 Rights and Obligations upon Termination. Notwithstanding the provisions of Section 10.3 of the Angeion Supply Agreement, but subject to the provisions of Section 13.7 as hereby amended, neither party shall have any further duties or obligations to the other under the Angeion Supply Agreement from and after the Effective Date. without limiting the generality of the foregoing, the Parties hereby agree as follows:

                  (a) Termination of Exclusive Obligation to Manufacture. Subject to filling a final Order for Products in accordance with the Firm Order attached hereto as Exhibit 1, Angeion shall have no further obligations under
Section 2.1(a), Sections 2.2(a) to 2.2(c), all of Section 6.1, and all of
Section 7.1 of the Angeion Supply Agreement with respect to Angeion's Current Products. Notwithstanding Section 2.1(c) of the Angeion Supply Agreement, Angeion agrees and acknowledges that the Company


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


may in its sole discretion sell or otherwise transfer in any way whatsoever any Products in its inventory to ELA or an Affiliate of ELA.

                  (b) Termination of Obligations for Other Cardiac-Related Devices. Neither party shall have any further obligations under Section 2.4 of the Angeion Supply Agreement.

                  (c) Ownership of Copyrights. Section 3.4 of the Angeion Supply Agreement is ratified except to the extent that title to all copyrights of the Company shall be governed by the Withdrawal Agreement.

                  (d) Termination of Obligations to Commercialize. Purchaser shall have no further obligations under Sections 4.1(a), all of Section 4.2 and
Section 7.4 of the Angeion Supply Agreement. Company shall have no further obligations under Section 4.1(f) of the Angeion Supply Agreement as such obligations have been assumed by ELA pursuant to the Withdrawal Agreement.

                  (e) Promotional Materials. Neither party shall have any further obligations under Section 4.3 of the Angeion Supply Agreement with respect to newly developed Technical Materials or Promotional Materials; provided, however, that each party shall remain obligated under Section 4.3(a) and 4.3(b) of the Angeion Supply Agreement for existing Technical Materials and Promotional Materials.

                  (f) Transfer of Obligations for Technical Service. Angeion shall have no further obligations to provide services under Section 4.4 of the Angeion Supply Agreement as such obligations have been assumed by ELA pursuant to the Withdrawal Agreement.

                  (g) Termination of Obligations for Clinical Studies. Angeion shall have no further obligations under all of Section 5.1 of the Angeion Supply Agreement.

                  (h) Transfer of Obligations for Governmental Approvals. Angeion shall have no further obligations under Sections 5.2 (a), 5.2(b), 5.2(d) or 5.2(f) of the Angeion Supply Agreement as such obligations have been assumed by ELA pursuant to the Withdrawal Agreement.


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


                  (i) Amendment to Return of Expired Products. Section 7.5 of the Angeion Supply Agreement is amended such that, as of the Effective Date, the Company shall return any expired Inventory to ELA as such obligations have been assumed by ELA pursuant to the Withdrawal Agreement.

                  (j) Amendment to Quality Control. The rights of inspection under Section 8.1 of the Angeion Supply Agreement are terminated as of the date of the final shipment of the final Order for Angeion's Current Products from Angeion.

                  (k) Transfer of Obligations for Records and Traceability. Upon receipt by ELA of complete technical dossiers for Angeion's Current Products, Angeion shall have no further obligations under Section 8.3 of the Angeion Supply Agreement and the Company shall have no further obligation under Section 10.3(d) and 10.3(e) of the Angeion Supply Agreement as such obligations have been assumed by ELA pursuant to the Withdrawal Agreement.

                  (l) Amendment of Obligations for Warranty Coverage. Section 9.1(b) of the Angeion Supply Agreement is amended to reflect that Angeion has no continuing obligations for any such breach of warranty and that ELA has assumed all of the obligations of Angeion under Section 9.1(b) as such obligations have been assumed by ELA pursuant to the Withdrawal Agreement. In the event Angeion does not agree with ELA's determination that such Product is defective, Angeion and ELA may retain an appropriate expert to make such determination in accordance with the provisions of Section 9.1(b) of the Angeion Supply Agreement. Neither party shall have any further obligation to discuss the nature and content of written product warranties under Section 9.1(c) of the Angeion Supply Agreement.

                  (m) Obligations Concerning Termination.

                        (i) The parties agree that Section 10.3(a) of the Angeion Supply Agreement shall not apply to the Company with respect to Angeion's Current Products.

                        (ii) Pursuant to Section 10.3(f) of the Angeion Supply Agreement, the Company agrees to accept as a final order of Angeion's
Current Products the outstanding Order for fifteen (15) Units represented by the Firm Order attached hereto as Exhibit 1, to be shipped to the Company under the Angeion Supply Agreement at an agreed upon Transfer
Price of $10,750 per Unit (Unit being a model 2020 Series ICD together with a model 4040 Series lead), and that the Company shall not cancel this Order or submit any further Orders for Angeion's Current Products.

                        (iii) Notwithstanding Section 10.3(g) of the Angeion Supply Agreement, Angeion agrees that the Company may transfer to ELA, at its


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discretion in the event of a dissolution of the Company or by an assignment by the Company to ELA of all of the Company's rights under the Angeion Supply Agreement, all Technical Information or Confidential Information of the Company with respect to Angeion's Current Products in the possession of the Company in connection with the obligations assumed by ELA pursuant to the Withdrawal Agreement.

                  (n) Termination of Obligations for Publicity and Non-Solicitation. Neither party shall have any further obligations under Sections 11.2 and 11.3 of the Angeion Supply Agreement.

            2.3 Termination of Survival Provision. Section 13.7 of the Angeion Supply Agreement is hereby superceded by this Amendment and Termination which provides that only Sections 5.2(g), 6.3, 8.1, 9.1, 9.2, 9.3, 9.4, 9.5, 9.9 and
Articles 12 and 13 shall survive the expiration of the term of the Angeion Supply Agreement as amended hereby.

            2.4 Successors and Assigns. Angeion hereby agrees that, pursuant to the terms of Section 13.8 of the Angeion Supply Agreement, ELA may acquire the entire rights and obligations of the Angeion Supply Agreement as amended by this Amendment and Termination by dissolution of the Company, acquisition, assignment, transfer or otherwise.


                                   ARTICLE III
                            RELATED ACKNOWLEDGEMENTS

            3.1 No Obligation to Repurchase Inventory. The Company hereby agrees and acknowledges that Angeion shall have no obligation to repurchase any inventory purchased by the Company from Angeion pursuant to the Angeion Supply Agreement.

            3.2 Changes in Labeling. The Company hereby agrees and acknowledges that Angeion shall not be responsible for and cannot provide services for any labeling and regulatory changes, if any, required by the withdrawal of Angeion from the Company, and that the Company shall bear all labeling and regulatory costs associated with such withdrawal.


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


            IN WITNESS WHEREOF, the undersigned have executed this Amendment and Termination as of this 11th day of May, 1999.


                                        ANGEION CORPORATION



                                        By:    /s/ James B. Hickey Jr.
                                           -------------------------------------
                                        Name:  James B. Hickey Jr.
                                        Title: President & CEO

                                        ELA*ANGEION, LLC



                                        By:    /s/ Michel Mounier
                                           -------------------------------------
                                        Name:  Michel Mounier
                                        Title:


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